Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investors: Antonella Franzen (609) 720-4665 Ryan Edelman (609) 720-4545 Media: Fraser Engerman (414) 524-2733

Johnson Controls to Explore Strategic Alternatives for the Power Solutions Business

CORK, Ireland, March 12, 2018 — Johnson Controls International plc (NYSE: JCI) today announced that it is exploring strategic alternatives for its Power Solutions business.

Johnson Controls’ portfolio includes two leading platforms within their respective industries – an integrated buildings technology and solutions business and a power solutions business that is the clear global leader in providing battery solutions to the automotive sector with an advantaged position in the aftermarket. Both of these platforms are well positioned but are also navigating markedly different industry landscapes with unique strategic, financial and operational opportunities and requirements.

“Creating shareholder value is our top priority. Our focus is on improving operational execution, realizing merger synergy and productivity benefits, and optimizing the business portfolio. Given the differing dynamics of the platforms, we are evaluating strategic alternatives for Power Solutions,” said George Oliver, Chairman and Chief Executive Officer. “Over the years our team has built Power Solutions into an incredible business with a high-margin aftermarket model that has delivered consistent growth through business cycles. These strong fundamentals, as well as recently issued provisions of U.S. Tax Reform, will be taken into account as we review the alternatives and assess which option creates the best long-term results for the business and the most value for shareholders.”

“Today’s announcement also reflects our strategic priority to strengthen and invest in our global market-leading positions in HVAC, fire and security solutions and integrated Building Management Systems, which operate in attractive vertical markets with strong growth prospects,” Oliver added.

Johnson Controls Power Solutions is a world leader working in partnership with its customers to meet increasing electrification requirements in vehicles. Our 15,000 Power Solutions employees create, manufacture, and distribute the most advanced battery technologies for virtually every type of vehicle. These technologies deliver uniquely sustainable, next-generation performance.

In fiscal 2017, Power Solutions generated $7.3 billion in revenue and $1.6 billion in earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Johnson Controls expects to complete its assessment of strategic alternatives over the next several months. There can be no assurances as to the form and timing of any transaction as a result of this strategic review, or if a transaction will be consummated, and any final decision remains subject to approval by the Johnson Controls Board of Directors. Johnson Controls does not intend to make any further public statements until a specific determination has been made.

To assist the Company in its review, Johnson Controls has retained Centerview Partners as financial advisors.

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About Johnson Controls:

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 120,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, statements related to the exploration of strategic alternatives with respect to the Company’s Power Solutions business, including any potential spin-off, sale or other strategic transaction. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Words such as “may,” “will,” “anticipates,” “expects,” “believes,” “suggests,” “plans,” “should,” “would,” “could,” and “forecast,” or others of similar meaning generally identify forward-looking statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the company’s control. These factors include, but are not limited to, uncertainties as to the structure and timing of any transaction and whether it will be completed, the possibility that closing conditions for a transaction may not be satisfied or waived, the impact of the strategic review and any transaction on Johnson Controls and the Power Solutions business on a standalone basis if the transaction is completed, and whether the strategic benefits of any transaction can be achieved. Other factors include those discussed in the documents Johnson Controls files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K. Johnson Controls refers you to those documents for a discussion of the risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. The forward-looking statements made in this document are made only as of the date of this document and Johnson Controls undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this document, except as required by law.

Non-GAAP Financial Information

The Company’s press release contains financial information regarding earnings before interest, taxes, depreciation and amortization, which is a non-GAAP measure. Management believes the use of non-GAAP measures, including EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of the business. This metric should be considered in addition to, and not as replacements for, the most comparable GAAP measure. See below for non-GAAP reconciliation.

Power Solutions 2017
Segment earnings before interest, taxes and amortization (EBITA), as reported	$1.4
Depreciation	0.2

Segment earnings before interest, taxes, depreciation and amortization (EBITDA)	$1.6

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